EXHIBIT 10.2

MOTOROLA

Original Equipment Manufacturer- CreataLink(TM) Purchase Agreement

Agreement number: 2.22.99-SHD

     This Agreement ("Agreement") is made and entered into as of 2/22/99 ("Agreement Date") by and between MOTOROLA, INC., a Delaware Corporation, having a place of business at 3301 Quantum Blvd., Boynton Beach, FL 33426 USA ("Motorola" or "Seller") and Elite Logistics Service with a principal place of business at 1201 North Ave H, Freeport, TX 77541 Phone: 409-230-0222 USA ("Buyer")

     Motorola and Buyer agree that the following terms and conditions govern the sale of the CreataLink data communications equipment covered by this Agreement. All schedules and other appendices attached to the Agreement are incorporated in this Agreement by reference.

Section 1. Scope of Agreement.

     1.1 In this Agreement, the words "you," "your" and "Customer" each mean Buyer. The words "we," "us," "our," "Motorola" and "Seller" each mean Motorola, Inc. The term "us" may also be used on occasion to refer to Seller and Buyer collectively when it is clear from the context that the term means the two parties together.

     1.2 During the Term of this Agreement, we will sell to you the equipment, options and other accessories listed on Schedule A to this Agreement ("the Equipment') as you may purchase them from time to time.

     1.3 The intent of this Agreement is to offer you a volume discount on the Equipment you purchase in quantity from us. You represent that you will incorporate the Equipment you purchase with hardware or software of your own manufacture, assembly or design, which you will then market in the regular course of your business and under your own name to customers. In granting you any volume discounts, we are relying on that representation, and you will forfeit these discounts if you do not comply with it.

     1.4 The discounts granted under this Agreement will apply only to the Equipment, and you will not be entitled to any discount on any other products or services unless we specifically agree in writing. Nothing in this Agreement will preclude you form purchasing or licensing similar Equipment from other vendors or prevent us from selling or licensing the Equipment and its related software to other customers.

     1.5 This Agreement is not a contract for (or an offer from you to purchase) any Equipment, and we are not authorized to manufacture Equipment for you until we receive a purchase order from you for it.

Purchase orders submitted under this Agreement must reference the Agreement number stated above, Each of your purchase orders and each of our acknowledgment forms will incorporate the terms of this Agreement, whether or not this Agreement is specifically mentioned. When ordering the Equipment, the only effect of any term of your purchase order will be to provide us with the following information:
(a) the model number; (b) quantity; (c) requested shipping date; (d) list of accessory items, if any, (e) delivery instructions, including ship-to address; and any other special information required by this Agreement.

     1.6 Each of your purchase orders is an offer by you which will be subject to our acceptance. All Equipment is subject to its availability, and we reserve the right to reject any order if in our opinion we cannot fulfill it. Neither Buyer nor Seller will be bound by any purchase order until Seller accepts it, but at that time both of us will be bound and a contract will exist under the terms of this Agreement. Once we have accepted your purchase order, you cannot cancel or reschedule it except under the conditions expressly stated in this Agreement

     1.8 Your resale of the Equipment will be for your own account and at your own risk. You are solely responsible for the selection of the Equipment, its ability to achieve the results you intend, its use with your software, peripherals and integrated systems, and the performance you and your customers obtain from using it. Any technical support for Equipment, software, peripherals and integrated systems which you sell or license will also be solely your responsibility, unless both of us agree otherwise to modify this Agreement.

Section 2. Term

     2.1 This Agreement will begin on the Effective Date listed above and will terminate 18 months later (the "Term") unless either of us terminates the Agreement earlier under its provisions. At the expiration of the Term, the Agreement will be automatically renewed on its anniversary date for additional periods of one-year each, unless either of us notifies the other at least thirty (30) days in advance that the Agreement will not be renewed. Any purchase order for Equipment must be received and accepted while the Agreement is actually in force.

Section 3.  Equipment

     3.1 To the extent we agree, you may market the Equipment under your own products colors, logo and trade name (after removing any Motorola name), or you may market Equipment which we have marked with the Motorola name and log for that Equipment.

     3.2 Before shipping any item of Equipment to you, we will perform our standard factory inspection and acceptance test on the unit. If you request, we will either certify that we have completed those tests or else permit your representatives to witness them, but their satisfactory completion will constitute your acceptance of the item. Your acceptance of the Equipment will not waive any of your warranty rights under Section 9.

     3.3 We do not represent that we will continued to manufacture any particular item of Equipment indefinitely or for any specific period. In fact, we specifically reserve the right to remove any Equipment from the market, and or cease manufacturing or supporting it. Except in the instance of government order or legal process, any decision to discontinue the Equipment will require require written notification six (6) months prior to the cancellation date and offer a "life time buy" in any requested volumes to be delivered prior to the cancellation; date on acceptable credit terms.

     3.4 We also reserve the right to modify any of the specifications or characteristics of our Equipment. We will use reasonable efforts to provide you with advance notification of modifications, updates, new releases, and improvements in functionality and, performance. If we modify Equipment so that we adversely affect (a) its form, fit or function; or (b) its integration,: compatibility or ability to operate with other Equipment we have sold to you, then you may cancel any undelivered order affected by that modification.

     3.5 It is your responsibility and you will assume all warranty obligations with your customers, and you have no authority to obligate us in any way under that warranty. In particular, we will not be liable for any claim from anyone based upon any representations or warranties about the Equipment which is beyond
Section 9.

     3.6 You are solely responsible for installing the Equipment in your product or system. You are solely responsible for providing end user manuals and instructions for your product or system. You agree that you will follow the warnings and instructions in our manuals or other Equipment literature which are incorporated by reference.

     3.7 We are not responsible for safety or type approval for the Equipment in any jurisdiction, other than the certifications we have already obtained for it and provide to you. But we will assist you in obtaining those approvals by providing you with available documentation, information and advise about the Equipment.

Section 4.  Shipment and Risk of Loss

     4.1 We will pack the Equipment for shipment and storage to meet commercial standards. Unless you provide us with special written instructions regarding shipment, we will choose the method of shipment and carrier to used. We may make partial shipments to you by line item and invoice you for them.

     4.2 We will use reasonable efforts to meet the shipment date you request for each item, but we may delay the scheduled shipment date if unforeseen problems prevent us from meeting it. We will notify you promptly when any shipment will be delayed. If we are negligent in failing to ship the Equipment to you within a reasonable time, you will have the right to cancel the order (and/or terminate this Agreement) without being liable to us for any Equipment except those units we have already shipped to you. But we will not be liable to you for any expenses or damages because of that delay.

     4.3 You will have the right to make reasonable changes in requested shipment dates if you notify us at least 30 days in advance of the scheduled shipment date.

     4.4 Title and risk of loss or damage will pass to you, FOB our shipping dock. Transportation will then be at your risk. Any loss or damage and insurance requirements after our delivery to the carrier will be your responsibility and will not relieve you of your payment obligations to us. All export and import costs and duties are your responsibility.

Section 5.  Prices.

                             Schedule A

CreataLink One-Way Data Receiver/Control Module

Page 1 of 1                                  POCSAG
APC: 98A                                     900 MHz Band
Date: October 2, 1997
----------------------------------------------------------------
STANDARD EQUIPMENT FEATURES

*    929-932 NUU Operating Frequencies
*    Automotive Grade, 16-pin interface connector
*    Synthesized Receiver
*    Serial TTL Interface
*    8-Customer Configurable Open Collector Outputs
*    512, 1200, and 2400 baud POCSAG
*    6-3350mA Current Sink or Source
* Extended Temperature Range (-20 degrees Centigrade to +70 degrees Centigrade)
*    2-1.75A Current Sink or Source
*    Internal Antenna

* Buyer agrees that communications services are not provided under the Agreement. MOTOROLA DISCLAIMS LIABILITY FOR RANGE, COVERAGE, AVAILABILITY OR OPERATION OF ANY SYSTEM.

Step 1: Choose a Model Number

UNITS SHIP ON DEFAULT FREQUENCY 930.5125 MHz.

ANNUAL UNIT VOLUME/PRICING

POCSAG    Model     List                1-999 1000-9999 10K-99,999 100,000K+

CreataLink     929-932MHz     J19WMWO050

Step 2: Choose Factory' Options

Description                        Option         List           Reseller

RS232 Level Output (Replaces TTL Output)
Add External Antenna Interface
Delete Housing

ELITE LOGISTICS SERVICE                 MOTOROLA, INC.


BY:  /s/ Joseph D. Smith                BY:  /s/ Steven Kincade
     Signature                               Signature

     Joseph D. Smith                         Steven Kincade
     Print Name                              Print Name

     Title: President                        Title: V.P. Advanced
                                             Messaging & DJSS

Date March 24, 1999                     Date December 17, 1999